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                                                                             Exhibit 11

                           Computations of per Share Earnings

                                              NINE MONTHS ENDED      THREE MONTHS ENDED
                                                  JULY 31,                JULY 31,
                                              -----------------      ------------------
                                                1995     1994          1995      1994
                                              -------- --------      --------  --------
Primary
-------
    Average shares outstanding...........      15,363    15,126       15,427    15,173
    Net effect of dilutive stock options -
        based on the treasury stock method
        using average market price.......         215       136         197        184
                                             --------- ---------   ---------  ---------
            Total........................      15,578    15,262      15,624     15,357
                                             ========= =========   =========  =========

    Income from continuing operations....    $ 21,820  $ 13,610    $  8,393   $  4,933
    Preferred stock dividends and
        adjustments......................      (1,563)   (1,574)       (520)      (524)
                                             --------- ---------   ---------  ---------
    Income applicable to common stock....    $ 20,257  $ 12,036    $  7,873   $  4,409
                                             ========= =========   =========  =========

    Per share amount.....................       $1.30     $0.79       $0.50      $0.29
                                             ========= =========   =========  =========

    Net income...........................    $ 21,820  $ 19,072    $  8,393   $ 10,395
    Preferred stock dividends and
        adjustments......................      (1,563)   (1,574)       (520)      (524)
                                             --------- ---------   ---------  ---------
    Income applicable to common stock....    $ 20,257  $ 17,498    $  7,873   $  9,871
                                             ========= =========   =========  =========

    Per share amount.....................       $1.30     $1.15       $0.50      $0.64
                                             ========= =========   =========  =========


Fully Diluted
-------------

    Average shares outstanding..........       15,363    15,126       15,427     15,173
    Net effect of dilutive stock options -
        based on the treasury stock method
        using the period end price, if
        higher than average market price..        215       271          198        246
    Common share equivalents:
        Series B Preferred................      1,303     1,310        1,301      1,308
                                             --------- ---------    ---------  ---------
            Total ........................     16,881    16,707       16,926     16,727
                                             ========= =========    =========  =========


    Income from continuing operations.....   $ 21,820  $ 13,610     $  8,393   $  4,933
    Preferred stock (Series B) dividends
        rate adjustment...................     (1,075)   (1,113)        (358)      (360)
                                             --------- ---------    ---------  ---------
    Income applicable to common stock.....   $ 20,745  $ 12,497     $  8,035   $  4,573
                                             ========= =========    =========  =========

    Per share amount......................      $1.23     $0.75        $0.47      $0.27
                                             ========= =========    =========  =========

    Net income............................   $ 21,820  $ 19,072     $  8,393   $ 10,395
    Preferred stock (Series B) dividends
        rate adjustment...................     (1,075)   (1,113)        (358)      (360)
                                             --------- ---------    ---------  ---------
    Income applicable to common stock.....   $ 20,745  $ 17,959     $  8,035   $ 10,035
                                             ========= =========    =========  =========

    Per share amount......................      $1.23     $1.07        $0.47      $0.60
                                             ========= =========    =========  =========
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